                                              GRANT OF STOCK OPTIONS


Date of Grant: May 19,1997

         THIS GRANT of Stock Options (the "Agreement"), dated as of the Date of Grant first stated above (the "Date of Grant"), is granted and delivered by Jreck Subs Group, Inc., a New York corporation (the "Company") to Mitchell R. Day and Julie A. Day, husband and wife (the "Grantee"), individuals residing in the State of Washington.

                                                     RECITALS

         WHEREAS, the Board of Directors of the Company approved of the purchase of Grantee's shares of common stock in Seawest Sub Shops, Inc. pursuant to that certain letter purchase agreement dated as of May 8, 1997 (the "Purchase Agreement"); and

         WHEREAS, pursuant to the Purchase Agreement, and as partial consideration for certain non-competition covenants from Day, the Company is granting Grantee irrevocable options ("Options") to purchase shares of the no par value common voting stock of the Company (the "Stock") in accordance with the terms and provisions hereof;

         NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

         1.       Grant of Option.

         Subject to the terms and conditions hereinafter set forth, the company hereby irrevocably grants to the Grantee, as of the Date of Grant, an option to purchase up to 100,000 shares of Stock at a price of $.001 per share. Such option is hereinafter referred to as the "Option(s)" and the shares of Stock purchasable upon exercise of any or all of the Options are hereinafter sometimes referred to as the "Option Shares." The Options are fully vested as of the Date of Grant but may only be exercised at such times and n such manner as set forth in Section 2 below.

         2.       Installment Exercise.

         Unless Grantee is exercising Options pursuant to a plan of merger, reorganization, Registration pursuant to Section 6 of this Agreement, sale of substantially all the Company's assets or voluntary liquidation, in which case the Options shall be immediately exercisable, the Options hereby granted shall be exercisable only as follows:

                                                        Percentage of Option
                  Date of Exercise                       Which is Exercisable


                                                      -35-
S1-510098.1
         after December 19, 1997                                            25%

         after May 19,1998                                                  50%

         after December 19, 1998                                            75%

         after May 19, 1999                                                100%


         Each Option may only be exercised, in whole or in part, as et forth in this Section 2; provided, however, that no fewer than 1000 shares (or the remaining shares then purchasable under the Option if less than 1000 shares) may be purchased upon any exercise of Option rights hereunder and only whole shares will be issued pursuant to the exercise of any Option.

         The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon. Full payment (in U.S. dollars) by the Grantee at the Option price for the Option Shares purchased shall be made on or before the exercise shall be, in substance, in substantially the form of the notice attached hereto as Exhibit A.

         On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee a certificate or certificates for the Option Shares then being purchased upon full payment fort such Option Shares. If, at any time, the Company shall determine, in its discretion, that the listing, registration or qualification of the Options or the Option Shares upon any securities exchange or under any state or federal law with the consent or approval of any governmental regulatory body as necessary or desirable as a condition of or in connection with the Options or the issuance or purchase of Stock thereunder, the Company shall undertake such listing, registration of qualification so the Options may be exercised by the Grantee as provided herein.

         The date specified in the Grantee's notice as the dare of exercise shall be deemed the date of exercise of the Option provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

         3.      termination of Option.

                 a. The Option, and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of fifteen (15) years from the Date of Grant (the "Option Term").

                 b. In the event of the death of the Grantee, the Option may be exercised by the
Grantee's legal representative, but only to the extent that the Option would otherwise have been

                                                      -36-
S1-510098.1
exercisable by the Grantee.

         4.      Right to Require Repurchased.

         a. Any time after Grantee has exercised any of Grantee's Options to purchase Stock, in whole or in part, Grantee may require the Company to repurchase the Stock at the greater of the Fair Market Value (as defined below) or $3.25/share. Without the prior written agreement of the Company, Grantee may not require the Company to repurchase more than 10,000 shares in any three month period.

         b. To exercise the right of repurchase set forth in this Section 4, Grantee must give notice in writing to the company. The notice set forth the number of shares to be repurchased and whether the repurchase price is to be at the Fair Market Value (defined below) or $3.25/share. Within ten (10) days of receipt of such notice, the Company must deliver cash or readily available funds in the amount of the repurchase price to Grantee together with a replacement stock certified for the amount of shares not repurchased, if any.

         5.      Adjustment of and Changes In Stock of the Company.

         In the event of reorganization, recapitalization, change of shares, stock split, spinoff, stock dividend, reclassification, subdivision, or combination of shares, merger, consolidation, right offering, or any other change in the corporate structure or shares of capital stock of the Company (collectively "Capital Change"), the Company shall make such adjustments as it deems appropriate in the number and kind of shares of Stock subject to the Option, provided, the financial or economic benefits to Grantee hereunder existing prior to any such Capital Change shall not be reduced or otherwise limited as a result of any such adjustment.

         6. Notice of Piggyback Registration and Inclusion of Registrable Securities.

         Subject to the terms of Agreement, in the event the Company decides to Register (defined below) any of its Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities (defined below), the company at its sole cost and expense will: (i) promptly give Grantee written notice thereof (which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the registrable Securities specified in a written request delivered to the Company by Grantee within fifteen (15) days after delivery of such written notice from the Company.

         a. Piggyback Registration involving an Underwriting. If the registration of which the
Company gives notice is for a Registered public offering involving an underwriting, the Company

                                                      -37-
S1-510098.1
shall so advise the Grantee as a part of the written notice given pursuant to this Section 7. In such event, the right of grantee to Registration shall be conditioned upon such underwriting. If Grantee desires to distribute their securities through such underwriting, they shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement wight the underwriter's representative for such offering. The Grantee shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7 and Grantee shall have no liability for any costs and fees related thereto.

         b. Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to this Section 7, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that the company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         c. Definitions. For purposes of this Agreement, the following definitions shall apply:

                 (1) The terms "Register", "Registered", and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                 (2) "Registrable Securities" shall mean all Stock not previously sold to the public and issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, including Stock issued or issuable pursuant to stock splits, stock dividends and Stock Options, including the Options hereunder.

                 (3) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commissions thereunder, all as the same shall be in effect at the time.

         7.      Fair market Value.

         As used herein, the "Fair Market Value" of a share of Stock shall be the average of the high and low sale prices per share of Stock as quoted by NASDAQ or any exchange upon which the shares of Stock of the Company are then traded as determined by the Company on the applicable date of reference hereunder, or if there is no sale on such date, the Company shall determine the Fair Market Value by resort to such sales prior to the applicable date or such experts as the Company shall deem appropriate, which may include appraisal of the shares of Stock for this purpose.


                                                      -38-
S1-510098.1

         8.      No Rights of Stockholders.

         Neither the Grantee, nor any personal representative, shall be or shall have any of the rights and privileges of a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of actual exercise of the Option in whole or in part.

         9.      Nontransferability of Option.

         During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee, or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution, or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option except as provided for herein, or (b) the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and the Option shall thereupon become null and void unless grantee cures such default within thirty (30) days of the Company's notice.

         10.     Notice.

        Any notice to the Company provided for in this instrument shall be addressed to it in care of its secretary at its executive offices at 24685 NYS, Rt. 37, Watertown, N.Y. 13601, and any notice to the Grantee shall be addressed to the Grantee at 2846 W. Viewmont Way W., Seattle, WA 98199. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

         11. Representations and Warranties of Grantee and Restrictions on Transfer Imposed
                 by the Securities Act.

         a. Representations and Warranties by Grantee. Grantee represents and warrants to the
Company as follows:

                 (1) Grantee is experienced in evaluating and investing in restaurant and franchise companies such as the Company and have had the opportunity to discuss the Company's business, management and financial affairs with its Chief Executive Officer and have had the opportunity to review the Company's plan of operations, its tax returns and current financial statement. Grantee understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

                 (2) In the event Grantee exercises Grantee's Options, the Stock will be acquired for your own account, for investment and not with a view to, or for resale in connection with,

                                                      -39-
S1-510098.1
any distribution or public offering thereof within the meaning of the Securities
 Act.

                 (3) Grantee understands that neither the Options nor the Stock have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by Grantee indefinitely and Grantee must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Grantee is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 44(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. Grantee is aware also that, while many of the restrictions of rule 144 do not apply to the resale of shares by a person who owned those shares for at least two years prior to their resale and who is not an "affiliate" (within the meaning of Rule 144(a)) of the issuer and has not been an affiliate of the issuer for at least three months prior to the date of resale of the restricted securities, the Company does not warrant or represent that Grantee is not an affiliate as of the dare of this Agreement or that Grantee will not be an affiliate at any relevant times in the future,

                 (4) Grantee has the full right to, power and authority to enter into and perform this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon Grantee except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

                 b.       Legends.   Each instrument representing the Securities
 may be endorsed with
the following legends:

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION

                                                      -40-
S1-510098.1

                 AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH
                 ACT.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless one of the conditions specified in each of the foregoing legends is satisfied.

                 c. Removal of Legends and transfer Restrictions. Any legend endorsed on an instrument pursuant to Section 11 hereof and the stop transfer instructions with respect to such securities shall be removed, and the Company shall issue an instrument without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides the Company with an opinion of counsel for such holder of the Securities, reasonably satisfactory to the Company, to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

         12.     Governing Law.

         the validity, construction, interpretation, and effect of this instrumental shall exclusively be governed by and determined in accordance with the internal laws of the State of Washington, except to the extent preempted by federal law which shall to such extent govern. In the event of a dispute hereunder, the prevailing party to any action shall be entitled to recover its attorney's fees and costs in addition to any other amounts or type of relief.

         DATED in Seattle, Washington, this 19th day of May, 1997.


                                                     JRECK SUBS GROUP, INC.




                                                     BY
                                                       Its

                                                     Accepted and Agreed to:



                                                     By
                                                       Mitchell R. Day



                                                      -41-
S1-510098.1

                                                     By
                                                       Julie A. Day












                                                      -42-
S1-510098.1

                                                     Exhibit A


                                                 NOTICE OF INTENT
                                                TO EXERCISE OPTION


I, , hereby give notice to Jreck Subs Group, inc. that pursuant to the terms of my Grant of Stock Options Agreement dated May 19, 1997 (the "Agreement"), I intend to, and hereby do, exercise my options to acquire____________________________ shares of common stock of Jreck Subs Group, Inc.

Enclosed herewith is my check in the amount of________________________________ dollars ($_____) which represents the option exercise price of $.001 per share.


DATED:___________________
                                                     Mitchell R. Day
                                                     SSN#




                                                     Julie A. Day
                                                     SSN#



                                                      -43-
S1-510098.1

May 8, 1997

Christopher M. Swartz
President
Jreck Subs Inc.
Box 6
Watertown, NY 13601-0006

RE:  Purchase of Seawest Sub Shops, Inc Common Stock

Dear Chris:

This letter is intended to set forth terms and conditions of our agreement regarding the acquisition
of common stock of Seawest Sub Shops, Inc. ("Seawest") from Mitchell r. Day and
 Julie A. Day
("Day") by Jreck Subs, Inc. ("Jreck").

1.        Purchase of Common Stock

          a. Seawest has 5,000,000 authorized shares of common stock, no par value, and
2,271,000 shares outstanding.

          b. At closing, Jreck will purchase 2,000,000 shares of common stock of Seawest owned by Day for $150,000.

          c. Within a reasonable time following the Closing, Jreck agrees to offer to purchase all remaining all outstanding shares held by third parties for the minimum price of $0.08 per share (i.e., the same share price paid to Day). Jreck further agrees to indemnify, defend and hold Day harmless (including attorneys fees) from and against any and all claims by Seawest minority shareholders related to Jreck's purchase of Day's stock and this agreement.

          d. Jreck acknowledges that it has had the opportunity to review Seawest's books and records. Jreck is a sophisticated purchaser in a similar business to Seawest's. Jreck acknowledges that Seawest is in litigation with certain franchises and there are leases upon which Seawest has defaulted.

2.        Jreck's Option to Repurchase Seawest Stores

          a. As part of  negotiations  with a third  party  Seawest  transferred
ownership  of  three   Seawest   owned  stores  on  April  25,  1997  for  total
consideration of $70,000:

                  (1)      2811 Colby, Space B, Everett, WA 98201
                  (2)      650-228th Avenue NE, Redmond, WA 98053
                  (3)      11014-19th Avenue SE, #218, Everett, WA 98208

                                                      -44-
S1-510098.1

          b. Under Seawest's agreement with the third party, Seawest may, at its sole option, repurchase these three company stores from the third party for $70,000 by payment to the third party no later than May 15, 1997.

          c. If Jreck so chooses, at Jreck's sole discretion, Seawest will repurchase the three units with funds to be provided by Jreck.

3.        Noncompetition Agreement

          a. At closing, Day will enter into a Noncompetition Agreement with Jreck which will prevent Day from franchising submarine sandwich shops (but not multiple food concepts as currently contemplated by Food Court Systems, Inc.) for a period of three years. Jreck will pay Day the following consideration for the Noncompetition Agreement:

          (1) For each month for the 12 month period commencing on the first of June,1997, Jreck will pay Day $8,000 per month.

          (2) Jreck will Issue Day, at Day's selection, either (a) 100,000 common shares, or (b) options to purchase 100,000 common shares for a total consideration of $100, of Jreck common stock. Jreck and Day agree to negotiate the terms of this payment in order to minimize income tax consequences to Day related to this payment. Jreck will issue a "Put Option" which will allow Day to sell the 100,000 shares back to Jreck, upon demand after a mutually agreeable period of time, for not less than $3.25 per share in cash.

4. Liabilities of Seawest and Day. Jreck will assume all liabilities, existing or contingent, of Seawest and all liabilities of Seawest personally guaranteed by Day. Jreck will indemnify Day from any and all claims by Seawest creditors.

5. Transfer Tax. Jreck shall be responsible of all transfer taxes, if any.

6. Closing. Closing for this Stock Purchase and Sale Agreement ("Closing"), and payment of the purchase price, shall be at the offices of Williams, Kastner & Gibbs, in
 Seattle,
Washington, on May 16, 1997 (unless extended by mutual agreement).

7.        General Provisions.

          a. Notices. Any notices and similar communications concerning this Agreement
("Notice") shall be in writing and may be delivered by facsimile, followed by regular mail.

          b. Governing Law. This Agreement shall be governed by Washington state law. The venue of any action shall be King County, Washington.  In the event of a disput respecting this
agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys fees
from the other party.

                                                      -45-
S1-510098.1

          c. Complete Agreement and Binding Effect. This Agreement shall become binding upon execution by all of the parties hereto. This Agreement represents the complete agreement of the parties and shall supersede all previous and contemporaneous negotiations, correspondence, commitments, agreements and understandings of the parties, whether oral or written, with respect to the transactions contemplated hereby.

          d. Counterparts. This Agreement may be executed in mutual counterparts and sent by facsimile and all such counterparts shall constitute one original.

8. Stock Purchase and Sale Agreement. The parties will enter into a Stock Purchase and Sale Agreement which will contain customary representations, warranties, indemnifications and covenants. However, mutual execution of the Stock Purchase and Sale Agreement shall not be a condition to Closing. The parties further agree to execute such further documentation, if any, which is mutually deemed to be necessary and reasonable to accomplish the transactions contemplated herein.

9. Acceptance. If the foregoing terms are acceptable to you, please acknowledge your acceptance by your signature below on or prior to 2:00 pm, Pacific Standard Time, May 9, 1997.


Yours very truly,                                             Yours very truly,




Mitchell R. Day                                               Mitchell R. Day
President                                   For Mitchell R. Day and Julie A. Day

The provisions of this Agreement are hereby acknowledged and accepted:

DATED_______________, 1997                                    JRECK SUBS, INC.





                                                          Christopher M. Swartz
                                                              President






                                                      -46-
S1-510098.1

                                                      -47-
S1-510098.1

                                                     Addendum

It is the intention of the parties that the shares of Mitchell and Julie Day shall be acquired by a wholly owned subsidiary of Jreck Subs Group, Inc. to be formed prior to closing. The indemnifications given to Mitchell and Julie Day shall be given by both the subsidiary and Jreck Subs Group, Inc.



by:_______________________                  by:________________________________
   Jreck Subs Group, Inc.                           Seawest Sub Shops, Inc.




                                          -----------------------------------













                                                      -48-
S1-510098.1

                                       REPRESENTATION AND WARRANTY AGREEMENT


         The undersigned purchaser ("Purchaser") has agreed to purchase Two Million (2,000,000) shares of no par common voting stock (the "Shares") of SEAWEST SUB SHOPS, INC., a Washington corporation, (the "Company") from MITCHELL
R. DAY and JULIE A. DAY, husband and wife, ("Sellers") pursuant to the terms of that certain letter purchase agreement dated as of May 8, 1997 (the "Purchase Agreement"). In connection with the purchase, purchaser represents and warrants to Seller, and Seller represents and warrants to Purchaser, as set forth below.

         1.       Purchaser's Representations and Warranties.

                  Purchaser represents and warrants to Seller that each of the following are true and correct as of the date hereof:

                  (a) Purchaser is purchasing the Shares solely for Purchaser's own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act of 1933, as amended (the "Act", and applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. Purchaser also represents that the entire legal and beneficial interest of the Shares that Purchaser is purchasing is being purchased for, and will be held for, Purchaser's account only, and neither in whole nor in part for any other person or entity, except a wholly owned subsidiary of Purchaser.

                  (b) Purchaser acknowledges that it has received all such information as Purchaser deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Shares, including but not limited to this Agreement and related materials, which include a description of some of the risks inherent to an investment in the Company. Purchaser further acknowledges that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in resect thereof, including but not limited to the pending litigation involving the Company as set forth on Exhibit A and all UCC filings and other matters set forth in Exhibit B, both of which are attached hereto. Purchaser relies upon the Affidavits of Mitchell and Julie Day, dated as of the date hereof, in making such acknowledgment.

                  (c) Purchaser realizes that Purchaser's purchase of the Shares involve a high degree of risk and will be a highly speculative investment, and that he, she or it is able, without impairing Purchaser's financial condition, to hold the Shares for an indefinite period of time.

                  (d) Purchaser alone, or with the assistance of professional advisors, has such

                                                      -49-
S1-510098.1
knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Purchaser's purchase of the Shares, or has a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business financial circumstances of the Company or such other person.

                  (e) Purchaser has carefully read this Agreement and the Company and Sellers have made available to Purchaser or Purchaser's advisors all information and documents requested by Purchaser relating to investment in the Shares, and has provided answers to Purchaser's satisfaction to all of Purchaser's questions concerning the Company and the Shares.

                  (f) Purchaser understands that neither the Company nor any of its officers or directors has any obligation to register the Shares under any federal or state securities act or law.

                  (g) Purchaser has relied solely upon this Agreement, the Affidavit of Mitchell and Julie Day, the advice of his or her representatives, if any, and independent investigations made by the Purchaser and/or his or her purchaser representatives, if any, in making the decision to purchase the Shares purchased herein and acknowledges that no representations or agreements other then those set forth in this Agreement have been made to the Purchaser in respect thereto.

         2. Seller's Representations and Warranties. Except as expressly set forth in this paragraph 2, Purchaser is purchasing the shares "as is" and Purchaser assumes all risk of loss related thereto. Seller represents and warrants to Purchaser that each of the following are true and correct as of the date hereof:

                  (a) The Shares constitute 2,000,000 shares of the issued and currently outstanding 2,271,000 shares of the Company. Except as set forth on Exhibit D, no shares, options, or warrants have been or are contemplated being issued after the execution of this document.

                  (b) The Shares are owned by Sellers and the Shares constitute all of Sellers'
Shares in the Company.

                  (c) Except for that certain Security Pledge Agreement dated February 25, 1991 (copy attached as Exhibit C hereto) and related agreements by and between Seller, the Company, Bernard J. Kane and James P. Iseman, the Shares are free and clear of liens and encumbrances.

         3.       Restricted Securities.

         Purchaser acknowledges, and Sellers hereby disclose to Purchaser the following:

                  (a) The Shares that Purchaser is purchasing have not been registered under the

                                                      -50-
S1-510098.1

Act or under the laws of the State of Washington, and the Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available; and

                  (b) The Sellers shall cause the Company to make a notation in its records of the above-described restrictions on transfer and of the legend noted in Paragraph 4 below.

         4.       Legend.

                  Purchaser agrees to cause the Company to endorse the following endorsement on (or such legend as is substantially similar to the following) all certifies representing any of the Shares subject to the provisions of this
Agreement:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDERS'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT. THESE SHARES REPRESENT OWNERSHIP IN A PRIVATELY HELD CORPORATION PURSUANT TO THE LAWS OF THE STATE OF WASHINGTON."

         5.       Miscellaneous.

                  (a) On or after the date of this Agreement, each of the parties shall, at the request of the other, furnish, execute and deliver such documents and instruments and take such other actions as the requesting party shall reasonably require as necessary or desirable to carry out the transactions contemplated herein.

                  (b) This Agreement including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington. The parties hereto agree that the jurisdiction and venue for any action brought between the parties under this Agreement shall be the state and federal courts sitting in King County, Washington, and each of the parties hereby agrees and submits itself to the

                                                      -51-
S1-510098.1
exclusive jurisdiction and venue of such courts for such purpose.

                  (c) This Agreement comprises the entire agreement between the parties related to the subject matter herein. It may be changed only by further written agreement, signed by both parties. this Agreement supersedes and merges within it all prior agreements or understandings between parties, whether written or oral relating to the subject matter herein. In interpreting or construing this Agreement, the fact that one or the other of the parties may have drafted this Agreement or any provision shall not be given any weight or relevance.



                                                      -52-
S1-510098.1

                  Dated as of May 19, 1997.

ADMIRAL SUBS OF
OF WASHINGTON INC.,
a Washington corporation
in formation

By:                                         Address:



Its:




MITCHELL R. DAY                             Address:




Signature



JULIE A. DAY                                Address:




Signature







                                                      -53-
S1-510098.1

                                                     EXHIBIT A

1. Carol Dungan, et al. v. Seawest Sub Shops, Inc., King County Superior Court Cause No.
        97-2-05279-3 SEA

2. Kwang K. Koh, et al. v. Seawest Sub Shops, Inc., American Arbitration Association

3. Christopher P. Ameny, et al. v. Seawest Sub Shops, Inc., American Arbitration Association

4. Theodore N. Clark, et al. v. Seawest Sub Shops, Inc./Seawest Sub Shops, Inc., Third-party
        Plaintiff v. Clark, et al., King County Superior Court Cause No. 97-2-05275-1 SEA

5.      Seawest Sub Shops, Inc. v. Tooley, et al., American Arbitration
 Association

6.      Wesbild, Inc. v. Seawest Sub Shops, Inc., Kitsap County Superior
 Court Cause No
        96-2-02666-4

7. John B. Florance, et ux. v. Seawest Sub Shops, Inc., King County District Court, Bellevue
        Division, Cause No. 9705597

8. DBSI Realty Corp. v. Seawest Sub Shops, Inc., et al., district Court, Fourth Judicial
District, Ada County, State of Idaho, Cause No. CV OC 9606512D

9. TOPCO Financial Services, Inc. v. Seawest Sub Shops, Inc., King County District Court,
        Bellevue Division, Cause No. 9706111

10.     Lakewood Real Estate L.L.C. v. Seawest Sub Shops, Inc., et al.,
(NOT FORMALLY
FILED)

11.     Seawest Sub Shops, Inc. v. H.S.M. Corporation, et al.,
(NOT FORMALLY FILED)

12.     Bjorn Olson, et al. v. Seawest Sub Shops, Inc., et al.,
(NOT FORMALLY FILED)

13. The Quizno's Corporation v. Seawest Sub Shops, Inc., District Court, City and County of
        Denver


                                                      -54-
S1-510098.1

                                                     EXHIBIT B

                                                       CHART


                                                      -55-
S1-510098.1

                                                     EXHIBIT C


                                             SECURITY PLEDGE AGREEMENT

        THIS SECURITY PLEDGE AGREEMENT ("Agreement"), dated Feb. 25, 1991, by and between Mitchell R. Day and Julie A. Day, husband and wife, and all successors or additional shareholders of the Corporation ("Pledgor") and Bernard J. Kane and James P.
 Iseman and
successors ("Pledgee"),

                                                    WITNESSETH:

        WHEREAS, Pledgor and pledgee are parties to a Stock Purchase and Sale Agreement dated
Feb. 25, 1991, and all related agreements (the "Purchase Agreement"); and

    WHEREAS, pursuant to such Purchase Agreement, Seawest Sub Shops, Inc. (the "Corporation") owes Pledgee certain amounts for which Pledgor has executed a personal guaranty;

and

        WHEREAS, Pledgee desires that security be provided for such debt;

        NOW THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties agree as follows:

        1. Pledged Stock. The term "Pledged Stock" means the shares described in the attached Schedule I, together with all subsequently issued stock or certificates, options, rights, or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all of the foregoing, now or hereafter owned or acquired by Pledgor.

        2. (a) Security Interest. As security for the prompt satisfaction of the obligations under the Purchase Agreement and this Agreement, Pledgor to Pledgee the Pledged Stock and grants Pledgee a lien on and security interest therein.

                  (b) Possession. Pledgee shall be entitled to possession of the collateral until all obligations and undertakings of Pledgor secured hereby have been fully paid and performed.

                  (c) Distributions. If Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, any:

                           (i)  Stock certificate, including, but without
limitation, any certificate
representing a stock dividend or issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off,

                                                      -56-
S1-510098.1
or split-off;

                           (ii) Option, warrant, or tight, whether as an
addition to or in substitution
or in exchange for any of the Pledged Stock, or otherwise, then:

        Pledgor shall accept the same as Pledgee's agent, in trust for Pledgee, and shall deliver them forthwith to Pledgee in the exact form received with, as applicable, Pledgor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by Pledgee, subject to the terms hereof, as part of the Pledged Stock.

                  (d) Voting Rights. Pledgor shall have and retain all voting rights with respect to the Pledged stock, so long as Pledgor's obligations under this Agreement are not in default (an "Event of Default"). Upon the occurrence of an Event of Default, if Pledgor does not cure such default as provided in the Purchase Agreement or related agreements, Pledgor or its nominee shall have, with respect to the Pledged Stock, the right to exercise all voting rights as to all shares of the Company's stock, including all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock, and in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  (e) Cash Dividends Before Default. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive for its own use cash dividends
on the Pledged Stock.

                  (f) Default and Sale of Pledged Shares. Upon the occurrences of an Event of Default, if Pledgor does not cure such default as provided in the Purchase Agreement, Pledgee may forthwith realize upon the Pledged Stock or any part thereof, and may forthwith, or agree to, sell or otherwise dispose of and deliver the Pledged Stock or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker's board at any of Pledgee's offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock.

                  (g) Disposition of Sale Proceeds. The proceeds of any such disposition or other action by Pledgee shall be applied as follows:


                                                      -57-
S1-510098.1

                           (i)  first, to the costs and expenses incurred in
connection therewith or
incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of Pledgee hereunder, including reasonable attorney's fees and legal expenses;

                           (ii)  Second, to the satisfaction of Pledgor's
obligations under the Purchase
Agreement and this Agreement;
                           (iii)  Third, to the payment of any other amounts
required by applicable
law (including, without limitation, section 9-504(1)(c) of the Uniform
 Commercial Code); and

                  (h)  Notice of Sale.  Pledgee  need not give more than  thirty
(30) days' notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor hereby deems reasonable.

        3. Pledgor's Warranties. Pledgor represents and warrants as of the execution date of this Agreement that:

                  (a) It has, and had duly exercised, all requisite power and authority to enter into this Agreement, to pledge the Pledged Stock for the purposes described in paragraph 2(a), and to carry out the transactions contemplated by this Agreement;

                  (b) It is the legal and beneficial owner of all of the Pledged Stock; and

                  (c) The execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of any provision of the Corporation's certificate of incorporation or bylaws, or violate or constitute a default under the terms of any agreement, indenture or other governmental rule or regulation, applicable to the Corporation or any of its property.

        4. Pledgor's Covenants. Pledgor hereby covenants that, until all of the obligations have been satisfied in full, it will not:

                  (a) Sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock or the proceeds thereof, other than that created hereby; or

                  (b) Consent to or approve the issuance of any additional shares of any class of capital stock in the issuer of the Pledged Stock; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrences or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares.

                  (c) Notwithstanding the foregoing or any other provision herein, Pledgor shall be

                                                      -58-
S1-510098.1
entitled to sell or transfer all or a portion of the Pledged Stock (or issue new stock) to relatives of Pledgor without restriction as long as such stock remains subject to this Agreement.

        5. Notice from Third Parties. Pledgor will promptly deliver to Pledgee all written notices, and will promptly give Pledgee written notice of any other notices, received by it with respect to Pledged Stock, and Pledgee will promptly give like notice to Pledgor of any such notices received by it or its nominee.

        6. Endorsement, Proxies. Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to Pledgee upon the occurrence of an Event of Default that has not been cured as provided in the Purchase Agreement and related agreements, such endorsements, forms, writings and irrevocable proxies with respect to the Pledged Stock in a form satisfactory to Pledgee as shall be necessary to carry out the terms and purposes of this Agreement. Until receipt thereof, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all shares of Pledged Stock then registered in Pledgor's name.

        7. Termination. Upon the satisfaction in full of all obligations and the satisfaction of all additional costs and expenses of the corporation and Pledgor under the Purchase Agreement as provided herein, this Agreement shall terminate and Pledgee shall deliver to Pledgor, at Pledgor's expense, such of the Pledged Stock as shall not have been sold or otherwise applied pursuant to this Agreement.

        8.        Pledgee's Rights and Duties.

                  (a) Care. Beyond the exercise of reasonable care to assume the safe custody of Pledged Stock while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to Pledgor.

                  (b) No Waiver. No course of dealing between Pledgor and Pledgee, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Pledgee hereunder or under the Purchase Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) No election of Remedies. The rights and remedies provided herein and in the Agreement and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Agreement, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of Washington.


                                                      -59-
S1-510098.1

                  (d)  Severability.   The  provisions  of  this  Agreement  are
severable, and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause of provision in any other clause or provision in this Agreement in any jurisdiction.

        9. Notice. Any notice required or permitted by this Pledge Agreement shall be effective if given in accordance with the provisions if the Agreement.

        10. Successors. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

        11. Uniform Commercial Code. The provisions of this Agreement shall be governed by the provisions of the Uniform Commercial Code, as enacted in Washington in Chapter 62A
RCW.

        12. Choice of Law. This Agreement shall be construed in accordance with the substantive law of the State of Washington.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

"Pledgor"




Mitchell R. Day                                              Bernard J. Kane




Julie A. Day                                                 James P. Iseman